UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 5, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (the “Company”) dated February 5, 2009, reporting the Company’s sales results for the thirteen and fifty-two weeks ended January 31, 2009.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2009 the Company announced that Aeon Co., Ltd., which through its wholly owned subsidiary is the Company’s majority shareholder, has entered into a commitment letter, a copy of which is attached hereto as Exhibit 10.1, pursuant to which it agreed to provide Talbots a $200 million unsecured loan facility.  The loan agreement, when finalized, will be used to repay all of the outstanding indebtedness under the Acquisition Term Loan Agreement, which was entered into related to the 2006 J. Jill acquisition.

The proposed principal terms of the Aeon loan facility are included in a summary of terms attached to the above referenced commitment letter.  A copy of the summary of terms is also attached in Exhibit 10.1.

The new Aeon loan will be interest only until maturity without any scheduled principal payments prior to maturity.

Interest on the Aeon loan facility will be a variable rate equal to LIBOR plus 6.00%.  Interest on the loan will be payable semi-annually in arrears.  No loan facility fee is payable as part of the proposed Aeon loan.  LIBOR is the six month London interbank offer rate expressed as a percentage rate per annum.

The loan will mature six months after the loan closing, provided that Talbots will have the option to extend the maturity for additional six month periods, up to the third anniversary of the loan closing date.

The Aeon loan will be subject to mandatory prepayment as follows:  (a) 50% of excess cash flow (to be defined in the loan agreement), (b) 100% of net cash proceeds of any sale of J. Jill and 75% of net cash proceeds of any other asset sales or dispositions, and (c) 100% of net cash proceeds of any debt issuances and 50% of net cash proceeds of any equity issuances (subject to such exceptions as to debt or equity issuances as the lender may agree to).

The loan will be the unsecured general obligation of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Neither the Company nor any of its subsidiaries may create, assume or allow to exist any lien securing indebtedness incurred during the term of the loan without granting a pari passu lien to the lender to secure the proposed Aeon loan.

The Aeon loan will contain no financial covenants.

Written consent of the lender in its discretion will be required prior to incurrences of indebtedness, liens, fundamental changes (including mergers, consolidations, etc.), dispositions of property (including sales of stock of subsidiaries), dividends (and other restricted payments), investments, transactions with affiliates and other related parties, sale leaseback transactions, swap agreements, changes in fiscal periods, negative pledge clauses, and clauses restricting subsidiary distributions and lines of business, all on terms (and exceptions) to be set forth in the loan agreement.

The loan agreement and the other definitive documentation relating to the loan will contain representations and warranties relating to the Company and its subsidiaries that are usual and customary for transactions of this nature or required by the lender for this transaction in particular.

The loan may be voluntarily prepaid, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred upon not less than three business days’ prior written notice, at the option of the Company at any time.  Upon any voluntary or mandatory prepayment, the Company will reimburse the lender for costs associated with early termination of any currency hedging arrangements related to the loan.

Final loan documentation will incorporate the terms of the summary of terms and such additional conditions, undertakings, representations and warranties, events of default and other provisions as may be considered necessary or appropriate by the lender for a transaction of this nature and which are reasonably agreed to in final documentation between the lender and the Company.

Aeon’s obligation to provide the loan is subject to various conditions, including (i) completion of satisfactory confirmatory due diligence, (ii) preparation and execution of all definitive loan documentation which shall be mutually satisfactory to the lender and Company and consistent with the attached summary of terms and (iii) satisfaction of the other terms, conditions, covenants and provisions set forth or referred to in the attached commitment letter and summary of terms or in the definitive loan documentation.

The above description is a summary of this proposed financing and is qualified in its entirety by the attached Exhibit 10.1.

The terms of this proposed financing were reviewed, negotiated at the direction of and approved by the Company’s independent Audit Committee.  The final loan documentation will also be negotiated at the direction of and be subject to approval by the Company's independent Audit Committee.  Certain of the members of the Company’s Board of Directors are affiliates of Aeon and related person transactions between the Company and Aeon are described in the Company’s 2008 proxy statement which was filed with the Securities and Exchange Commission on April 25, 2008.

The proposed financing requires waivers from certain of the Company's current lenders under the applicable debt instruments.  Discussions with such lenders are in process and the Company does not have any reason to believe such waivers will not be forthcoming, although there is no assurance the waivers will be obtained.

The Acquisition Loan is to be repaid in full from the proceeds of the above committed Aeon loan and, as a result of the expected consummation of such loan, no waiver or modification of financial covenants under this facility is being sought in connection with the Company’s fourth quarter operating results, which are still preliminary and are scheduled to be reported on March 12, 2009. While the Company anticipates that the committed Aeon loan will be timely consummated, in the event that for any reason the loan is not timely consummated, the Company would need to seek a waiver or modification of the Acquisition Loan, as to which there can be no assurance of such waiver or modification. In connection with the foregoing Aeon loan facility, the Company is in discussions with SMBC for a waiver of the financial covenants under its $16 million SMBC committed revolving loan agreement.  Although there can be no assurance, the Company believes it will obtain such a waiver or modification.

Item 2.05  Costs Associated With Exit or Disposal Activities.

On February 5, 2009, the Company announced the key components of a new expense reduction program. As part of this program, on January 30, 2009, management of the Company committed to a staff reduction initiative which will result in the elimination of approximately 370 corporate level positions across all locations, representing approximately 17% of the Company’s corporate headcount. Substantially all affected employees were notified on or immediately prior to February 5, 2009.

The Company expects to report a total pre-tax charge of approximately $6.2 million attributable to this staff reduction initiative, of which total cash expenditures are expected to be approximately $6.5 million related to severance and related severance benefits offset by a $0.3 million non-cash benefit attributable to stock awards that will not vest.

The foregoing estimated costs are preliminary and may differ from actual results based on various factors, including the timing of implementation and changes in underlying assumptions and projections.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On February 5, 2009, the Company issued a press release announcing, among other things, the matters described in Items 2.03 and 2.05 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including Aeon’s (as lender) satisfactory completion of confirmatory due diligence in connection with its proposed term loan facility; the parties’ ability to mutually approve and execute definitive financing documentation on mutually satisfactory terms including mutual approval of all terms, conditions, conditions to borrowing, covenants and all other provisions, including terms which may be in addition to and/or different than the terms included in the summary of terms sheet approved by Aeon and the Company and, as a result, completion and consummation of such financing cannot be assured; and the timing and execution of the cost reduction initiatives, and changes in management’s assumptions, estimates and projections which  may impact actual timing and costs associated with the matters referred to above under Item 2.05.

All of our forward-looking statements are as of the date of this Form 8-K only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. Except as may be required by law or SEC rule or requirement, the Company does not undertake or plan to update or revise any such forward-looking statements to reflect changes in plans, assumptions, expectations, or other circumstances occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Commitment Letter and Summary of Proposed $200,000,000 Loan Facility Agreement between The Talbots, Inc. (as Borrower) and Aeon Co., Ltd. (as Lender).

99.1	Press Release of The Talbots, Inc., dated February 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 5, 2009	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Letter and Summary of Proposed $200,000,000 Loan Facility Agreement between The Talbots, Inc. (as Borrower) and Aeon Co., Ltd. (as Lender).

99.1	Press Release of The Talbots, Inc., dated February 5, 2009.